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                                                                   EXHIBIT 10.35

                                     *** TEXT OMITTED AND FILED SEPARATELY
                                         CONFIDENTIAL TREATMENT REQUESTED
                                         UNDER 17 C.F.R. SECTIONS 200.80 (B)(4),
                                         200.83 AND 240.24b-2

                             NOTE PURCHASE AGREEMENT

                  NOTE PURCHASE AGREEMENT (the "Agreement"), dated as of August 14, 2001, between SHEFFIELD PHARMACEUTICALS, INC., a Delaware corporation (the "Company"), and ELAN PHARMA INTERNATIONAL LIMITED, an Irish limited company ("EPIL").

                                 R E C I T A L :

                  The parties hereto (or in the case of EPIL, one of its affiliates), are parties to a Securities Purchase Agreement dated as of October 15, 1999 (as amended at any time, the "Purchase Agreement"), pursuant to which, among other things, the Company issued and sold to EPIL and EPIL acquired from the Company certain securities. The parties desire that, in accordance with the provisions hereof, the Company will issue to EPIL and EPIL will acquire from the Company, a promissory note (as amended at any time, the "Note"), in the original principal amount of $4 million, of which $2 million shall be funded on the date hereof and up to the remaining $2 million may be funded in accordance with the terms hereof and thereof (references herein to "dollars" or "$" refer to United States dollars and capitalized terms not defined herein have the meanings ascribed to them in the Purchase Agreement).

                               A G R E E M E N T :

     The parties agree as follows:

     SECTION 1. Closings. (a) Time and Place. The closing of the transactions contemplated hereby (the "Closing") shall occur as of the date hereof at the offices of New York counsel of EPIL or at such other place as the parties may agree.

     (b) Issuance of Note; Etc. At the Closing, the Company and EPIL shall execute and deliver to EPIL the Note and EPIL shall fund to an account designated by the Company $2 million, which is the initial principal amount provided to be funded hereunder. In the event that (x) the company shall have failed [text omitted] on or propr to the date that is 60 days after the date hereof, and (y) there shall be no default or breach by the Company hereunder, under the Note or under the Purchase Agreement or other Transaction Documents and all of the Company's representations herein and therein shall be true and accurate, then, in such events, the Company shall have the right to request from EPIL (which request shall be in writing within 15 days of the expiration of the 60-day period referred to in clause (x) above, and which writing shall confirm the conditions described in clauses (x) and (y) above) that up to an additional $2 million principal amount be funded thereunder (the "Second Funding"), which EPIL shall have the right, in its sole discretion, to elect to fund, to fund in part (up to the requested amount) or not to fund. In the


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event that EPIL elects to fund all or a portion of the Second Funding, the parties shall thereafter agree on a time and place for such funding and the amount thereof (up to $2 million), EPIL shall fund such amount on such date and an appropriate written notation in respect thereof shall be made by EPIL on the reverse of the Note. There shall be only one funding of the Second Funding and if the entire $2 million is not funded, such unfunded portion shall not be subsequently funded.

     (c) Exemption from Registration. The Note will be issued under an exemption or exemptions from registration under the Securities Act of 1933, as amended (the "Securities Act"); accordingly, the Note shall, upon issuance, contain the following legend:

         THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT UNDER ANY CIRCUMSTANCES BE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR THIS NOTE UNDER THE ACT OF AND ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASOANABLY SATISFACTORY TO THE CORPORATION THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR APPLICABLE STATE SECURITIES LAWS.

     SECTION 2. (a) Representations of the Company. Except for representations made as of a specified date not amended hereby, and except as set forth on
Schedule 2(a) hereto, the Company incorporates herein and restates, mutatis mutandis, each of the representations made by the Company and set forth in
Section 2 of the Purchase Agreement, except that the dates in Sections 2(f) and 2(g) are amended from "December 31, 1998" and "June 30, 1999" to "December 31, 2000" and "June 30, 2001," respectively. In addition, Sections 2(c), 2(d) and 2(e) are amended to include the Note within the definitions of Securities and Transaction Documents, as used therein.

     (b) Representations of EPIL. Except as set forth on Schedule 2(b) hereto, EPIL incorporates herein and restates, mutatis mutandis, each of the representations made by EPIL and set forth in Section 3 of the Purchase Agreement, as if EPIL were the party making such representations.

     (c) The representations of the parties hereunder shall survive for a period of 15 months following the date hereof or, if the Second Funding shall have occurred, 15 months following the Second Funding.

     SECTION 3. Covenants. (a) Use of Proceeds. The Company shall use the disbursements under the Note for general corporate purposes.

     (b) Further Assurances. From and after the date hereof, each of the parties hereto agree to do or cause to be done such further acts and things and deliver or cause to be delivered to each other such additional assignments, agreements, powers and instruments, as



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each may reasonably require or deem advisable to carry into effect the purposes of this Agreement and the Note.

     (c) Non-disclosure. From and after the date hereof, neither the Company nor EPIL shall disclose to any person or entity (other than its directors, officers and agents who need to know such information in connection with the transactions described herein and the Note, each of whom shall be informed of this confidentiality provision and in respect of whose breaches the Company shall be responsible) the content of this Agreement and the Note or the substance of the transactions described herein, without the prior written consent of the other party (which consent shall not be unreasonably withheld or delayed), except to the extent required by applicable laws, regulations or administrative or judicial processes in respect of press releases, periodic reports or other public disclosure prepared in good faith by the Company or EPIL; provided, that EPIL and the Company shall each provide the other with a reasonable opportunity to review such releases or reports prior to release. This Section 3(c) shall not be construed to prohibit disclosure of any information which has not been previously determined to be confidential by EPIL or the Company, or which shall have become publicly disclosed (other than by breach obligations of the Company or EPIL hereunder).

     SECTION 4. Notices. All notices, demands and requests of any kind to be delivered to any party in connection with this Agreement shall be in writing and shall be deemed to have been duly given if personally or hand delivered or if sent by an internationally-recognized overnight courier or by registered or certified airmail, return receipt requested and postage prepaid, or by facsimile transmission addressed as follows:

                                    (i) if to the Company, to:

                                    Sheffield Pharmaceuticals, Inc.
                                    South Winton Court
                                    3136 Winton Road South
                                    Suite 306
                                    Rochester, New York 14623
                                    Attention: Chairman
                                    Facsimile: 716-292-0522

                                    and

                                    Sheffield Pharmaceuticals, Inc.
                                    1428 South Outer Forty Road, Suite 205
                                    St. Louis, Missouri 63017-5785
                                    Attention: Chief Executive Officer
                                    Facsimile: 314-579-9799

                                    with a copy to:

                                    McDermott Will & Emery
                                    28 State Street


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                                    Boston, Massachusetts 02109-1775
                                    Attention: Adolfo Garcia
                                    Facsimile: 617-535-3800

                                    (ii) if to EPIL, to:

                                    Elan Pharma International Limited
                                    Wil House
                                    Shannon Business Park
                                    Shannon, Co. Clare
                                    Ireland
                                    Facsimile: 353-61-362097

                                    with a copy to:

                                    Reitler Brown LLC
                                    800 Third Avenue, 21st Floor
                                    New York, New York 10022
                                    Attention: David Robbins
                                    Facsimile: 212-371-5500

or to such other address as the party to whom notice is to be given may have furnished to the other party hereto in writing in accordance with provisions of this Section 4. Any such notice or communication shall be deemed to have been effectively given (i) in the case of personal or hand delivery, on the date of such delivery, (ii) in the case of an internationally-recognized overnight delivery courier, on the second business day after the date when sent, (iii) in the case of mailing, on the fifth business day following that day on which the piece of mail containing such communication is posted, and (iv) in the case of facsimile transmission, the date of telephone confirmation of receipt. Notice hereunder may be given on behalf of the parties by their respective attorneys.

     SECTION 5. Amendments. This Agreement may not be modified or amended, or any of the provisions hereof waived, except by written agreement of the Company and EPIL.

     SECTION 6. Counterparts and Facsimile. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute one agreement. Each of this Agreement and the Note may be signed and delivered to the other party by facsimile transmission; such transmission shall be deemed a valid signature.

     SECTION 7. Headings. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of the Agreement.


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     SECTION 8. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the principles thereof relating to conflicts of laws.

     SECTION 9. Expenses. Each of the parties shall be responsible for its own costs and expenses incurred in connection with the transactions contemplated hereby.

     SECTION 10. Assignments. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement and the Note may be transferred by EPIL to affiliates and subsidiaries and to special purpose financing and similar vehicles, in each case, without restriction (so long as EPIL acts as agent or nominee for determinations hereunder); provided, however, that EPIL shall remain liable for its obligations hereunder after any such assignment. Other than as set forth above, no party shall transfer or assign this Agreement or the Note or any interest therein without the prior written consent of the other party.


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                  IN WITNESS WHEREOF, each of the undersigned has duly executed this Agreement as of the date first written above.

                             SHEFFIELD PHARMACEUTICALS, INC.

                             By:      /s/ Loren G. Peterson
                                -----------------------------------------------
                                     Name: Loren G. Peterson
                                     Title: President & Chief Executive Officer


                             ELAN PHARMA INTERNATIONAL LIMITED

                             By:  /s/ Kevin Insley
                                 ----------------------------------------------
                                     Name: Kevin Insley
                                     Title:



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